Exhibit 99.9

Consent of Scalar, LLC

We hereby consent to (i) the inclusion of our opinion letter dated February 22, 2023, to the Board of Directors of Oxus Acquisition Corp. (“Oxus”) as Annex L to the proxy statement/prospectus which forms a part of the registration statement on Form S-4 of Oxus, filed with the Securities and Exchange Commission (the “SEC”) as of the date hereof (the “Registration Statement”) relating to the proposed transactions involving Oxus and Borealis Foods Inc. and (ii) all references to such opinion in the sections captioned:

●	“Questions and Answers about the Business Combination — Questions and Answers about the Extraordinary General Meeting of Oxus’ Shareholders and the Related Proposals—Did Oxus Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?”

●	“Summary of the Proxy Statement/Prospectus — Opinion of Scalar, LLC”

●	“Risk Factors — Risks Relating to Oxus and the Business Combination — The fairness opinion obtained by Oxus Board will not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinion.”

●	“The Business Combination — The Background of the Business Combination”

●	“The Business Combination — Oxus Board’s Reasons for the Approval of the Business Combination — Opinion of Scalar, LLC” and

●	“The Business Combination — Opinion of Scalar, LLC”

of such proxy statement/prospectus. The foregoing consent applies only to the Registration Statement being filed with the SEC as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the SEC thereunder.

/s/ Scalar, LLC

Draper, Utah

January 11, 2024